UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 29, 2026

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York New York	001-39013 001-04471	83-3933743 16-0468020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 4505, 401 Merritt 7
Norwalk, Connecticut 06851-1059
(Address of Principal Executive Offices, Including Zip Code)
(203)
849-5216
(Registrant’s Telephone Number, Including Area Code)
201 Merritt 7, Norwalk,
CT
06851-1056
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 Par Value	XRX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 29, 2026, Xerox Corporation (“Xerox”), Xerox Holdings Corporation (“Holdings” and together with Xerox, the “Companies”), the subsidiary guarantors named therein (the “Guarantors”) and certain holders of 5.500% Senior Notes due 2028 of Holdings (the “2028 Notes”), the Existing First Lien Notes (as defined below) and/or term loans under the Term Loan Credit Agreement (as defined below), or their investment advisors, sub-advisors or managers (each, a “Consenting Holder” and collectively, the “Consenting Holders” and, together with the Companies and the Guarantors, the “ESA Parties”) entered into an exchange support agreement (the “Exchange Support Agreement”) pursuant to which, the ESA Parties have agreed to the terms of and to support the transactions described below.

The transactions (collectively, the “Transactions”) include (A) the commencement of an exchange offer (the “Exchange Offer”) to exchange approximately $174.0 million aggregate principal amount of 2028 Notes held by the Consenting Holders (representing approximately 31.1% of the outstanding aggregate principal amount of the 2028 Notes) for, per $1,000 principal amount of 2028 Notes exchanged in the Exchange Offer: (i) $690.00 aggregate principal amount of 10.250% Senior Secured First Lien Notes (2026 Issue) due 2030 newly issued by Xerox (the “New 1L Exchange Notes”), with terms, priority, and collateral substantially identical to those of the Existing First Lien Notes under the Existing First Lien Indenture (as defined below), as modified by the Supplemental Indenture (as defined below), and (ii) 3,872,062 shares of common stock, par value $1.00 per share, of Holdings (the “Common Stock”) or, in limited circumstances, an additional $60.00 principal amount of New 1L Exchange Notes, and (B) (i) an amendment (the “Term Loan Credit Agreement Amendment”) to the First Lien Term Loan Credit Agreement, dated as of November 17, 2023, among Xerox, as borrower, Holdings, as guarantor, the other guarantors party thereto, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Term Loan Credit Agreement”) and (ii) a supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of April 11, 2025, among Xerox, as issuer, Holdings, as guarantor, the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to the 10.250% Senior Secured First Lien Notes due 2030 (the “Existing First Lien Notes”) of Xerox (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing First Lien Indenture”), in each case, to add a negative covenant limiting the Companies’ ability to permit certain entities to incur additional debt or issue additional equity.

Pursuant to the Exchange Support Agreement, the Consenting Holders have agreed to, among other things: (i) participate in the Exchange Offer, including by delivering an exchange agreement (the form of which is attached to the Exchange Support Agreement, the “Exchange Agreement”) to formally exchange such Consenting Holders’ 2028 Notes in the Exchange Offer by November 12, 2026, the early exchange deadline for the Exchange Offer (the “Early Exchange Deadline”), subject to the conditions outlined in the Exchange Support Agreement, and (ii), to the extent they hold term loans under the Term Loan Credit Agreement, provide consent to implement the Term Loan Credit Agreement Amendment. Further, effective upon consummation of the Exchange Offer, each of the Consenting Holders has agreed (and each beneficial owner of New 1L Exchange Notes, by its acceptance thereof, will agree) not to institute, pursue or support any action or proceeding against the Companies, their subsidiaries or their respective affiliates and representatives and the agents, trustees and collateral agents under the Companies’ and their subsidiaries’ existing funded indebtedness, in each case, arising out of or relating to the joint venture previously announced in February 2026 and related transactions, subject to the conditions outlined in the Exchange Support Agreement. Concurrently, the Companies have agreed to, among other things, use commercially reasonable efforts to (i) take or cause to be taken all actions reasonably necessary to consummate the Transactions, including by entering into the Exchange Agreement, the Term Loan Credit Agreement Amendment and the Supplemental Indenture, and (ii) cause Holdings to file a registration statement for the resale of the Common Stock to be issued in the Exchange Offer on or prior to the settlement date of the Exchange Offer (the “Settlement Date”), in each case, as outlined in, and subject to the conditions of, the Exchange Support Agreement.

The Exchange Support Agreement may be terminated by the Consenting Holders that hold, in the aggregate, at least 66.67% of the outstanding principal amount of 2028 Notes held by all Consenting Holders, or the Companies, in certain circumstances including if, among others, the early settlement of the Exchange Offer is not consummated on or before November 20, 2026 (in the case of termination by the Consenting Holders), or the counterparty is in breach in any material respects of their obligations, representations, warranties or covenants contained in the Exchange Support Agreement (after an applicable cure period).

The Settlement Date is expected to occur on or about November 13, 2026, the business day following the Early Exchange Deadline.

Concurrently with entrance into the Exchange Support Agreement, the Companies entered into the Term Loan Credit Agreement Amendment as described above. Although the Term Loan Credit Agreement Amendment has been entered into, its operative provisions will become effective only upon the Settlement Date.

The information contained herein is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security.

The foregoing is a summary of the material terms of, and is qualified by, the full text of (i) the Exchange Support Agreement and the attachments included thereto (including the exchange offer terms summary and the forms of the Exchange Agreement, the indenture governing the New 1L Exchange Notes, the Term Loan Credit Agreement Amendment and the Supplemental Indenture), a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference and (ii) the Term Loan Credit Agreement Amendment, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 29, 2026, the Companies issued a press release announcing certain of the Transactions, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached to this Form 8-K contain statements which are not historical facts that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” “could,” “can,” “targeting,” “projecting,” “driving,” “future,” “plan,” “predict,” “may” or words of similar meaning and include, but are not limited to, statements regarding the Transactions, the anticipated closing of the Transactions and the Companies’ ability to realize the intended benefits of the Transactions. Forward-looking statements are not guarantees of future performance and the actual results of the Companies may differ significantly from the results discussed in the forward-looking statements. These forward-looking statements speak only as of the date of this document or as of the date to which they refer. Factors that might cause such differences include, but are not limited to, those discussed in the Companies’ Securities and Exchange Commission filings, including the Companies’ reports on Forms 10-K and 10-Q. The Companies assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Exchange Support Agreement, dated as of October 29, 2026, by and among Xerox Corporation, Xerox Holdings Corporation, the other guarantors party thereto and the Consenting Holders.

10.2	Amendment No. 2, dated as of October 29, 2026, to the First Lien Term Loan Credit Agreement, dated as of November 17, 2023, among Xerox Corporation, Xerox Holdings Corporation, the other guarantors party thereto, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent and collateral agent.

99.1	Press Release, dated October 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type that the Companies treat as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xerox Corporation

Date: October 29, 2026	By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer

Xerox Holdings Corporation

Date: October 29, 2026	By:	/s/ Charles Douglas Butler
Name: Charles Douglas Butler
Title: Chief Financial Officer